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                         AMENDMENT TO CUSTODIAN CONTRACT

                         THE HARTFORD MUTUAL FUNDS, INC.

                         Effective _______________, 2003

State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105

Re:      THE HARTFORD MUTUAL FUNDS, INC.
         CUSTODIAN CONTRACT - NOTICE OF ADDITIONAL FUNDS

Dear Sir or Madam:

This notice of additional funds is provided to you pursuant to Section 17 of the Custodian Contract between The Hartford Mutual Funds, Inc. (the "Fund") and State Street Bank dated July 15, 1996, as amended (the "Contract").

The Fund hereby requests that State Street act as Custodian for the following new series of the Fund under the terms of the Contract:

     -   The Hartford Equity Income Fund

Please indicate your acceptance by executing two copies of this letter, returning one to the Fund and retaining one for your records.

                                              THE HARTFORD MUTUAL FUNDS, INC.

                                              By: ______________________________
                                              Name:_____________________________
                                              Title:____________________________

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:   ______________________________
Name: ______________________________
Title:             , Duly Authorized